Exhibit 99.1
Contact:	Douglas Armer (212) 655-0220
Capital Trust Reports Second Quarter 2011 Results
NEW YORK, NY — August 3, 2011 — Capital Trust, Inc. (NYSE: CT) today reported results for the quarter ended June 30, 2011.
•	Operating Results:
•	Reported consolidated net loss of $1.8 million, or $(0.08) per share for the second quarter.

•	Consolidated assets were $2.4 billion as of June 30, 2011, offset by consolidated liabilities of $2.5 billion, resulting in a shareholders’ deficit of $110.9 million.

•
Consistent with last quarter, the Company reported adjusted earnings and adjusted balance sheets for Capital Trust, Inc. and its subsidiary, CT Legacy REIT. These adjusted presentations generally exclude consolidated securitization vehicles and loan participations sold from the Company’s operating results and financial position, as well as certain non-cash expenses related to hedging activities.

•	The Company’s adjusted loss for the second quarter was $6.3 million, or $(0.28) per share.
•
The Company’s adjusted results were primarily attributable to the loss it recognized from its investment in CT Legacy REIT. CT Legacy REIT lost $14.7 million for the quarter on an adjusted basis, of which the Company recognized $6.0 million. Absent this loss, the Company’s adjusted net loss was $297,000, driven by a $1.1 million income tax provision. The Company’s cash-basis net income was $1.5 million for the quarter.

•
Adjusted assets were $108.1 million as of June 30, 2011, offset by adjusted liabilities of $16.1 million, resulting in adjusted shareholders’ equity of $91.9 million. Based on 24.7 million shares outstanding (fully diluted basis) at quarter end, adjusted book value per share was $3.73.

Capital Trust, Inc.
The Company, which has $28.4 million of unencumbered cash and no recourse debt obligations, has unencumbered ownership of 100% of: (i) its investment management platform, CT Investment Management Co., LLC, (ii) its co-investment in CT Opportunity

Partners I, LP, (iii) its residual ownership interests in CT CDOs I, II, and IV, and (iv) its net operating loss carryforwards. Furthermore, the Company has a 52% equity interest in the common stock of CT Legacy REIT. The Company’s economic interest in CT Legacy REIT, however, is subject to its obligations under (i) the secured notes, (ii) the management incentive awards plan that provide for the participation in the recovery of CT Legacy REIT, and (iii) the subordinate class B common stock of CT Legacy REIT.
In addition to the Company’s interest in the common stock of CT Legacy REIT, it also owns 100% of CT Legacy REIT’s class A preferred stock. The class A preferred stock initially entitles the Company to cumulative preferred dividends of $7.5 million per annum, which dividends will be reduced in 2013 as the CT Legacy REIT portfolio assets repay or are sold.
•	Assets:
•	Cash of $28.4 million as of June 30, 2011.

•	$10.5 million co-investment in CT Opportunity Partners I, LP ($25.0 million commitment, of which $14.5 million remains unfunded).

•
Equity interest in the CT Legacy REIT portfolio of $65.6 million on an adjusted basis. During the quarter the Company purchased additional class B shares of CT Legacy REIT from its former lenders, resulting in a $708,000 increase to adjusted book value. Net of its obligations under the secured notes and management incentive awards plan described above, the Company’s equity interest in the CT Legacy REIT portfolio is $45.1 million on an adjusted basis.

•	Liabilities:
•	No recourse liabilities.

•
$7.5 million face amount of notes (payoff amount of $11.1 million) secured solely by the Company’s initial equity interests in the common stock of CT Legacy REIT. The secured notes mature on March 31, 2016 and bear interest at a rate of 8.2%, which may be deferred until maturity.

CT Legacy REIT
In connection with its March 2011 restructuring, the Company transferred substantially all of its directly held interest earning assets to CT Legacy REIT. The transferred assets included: (i) all of the loans and securities which serve as collateral for the legacy repurchase obligations, except for subordinate interests in certain CT CDOs, (ii) the Company’s subordinate interests in CT CDO III, and (iii) 100% of the Company’s previously unencumbered loans and securities.
CT Legacy REIT, which is expected to be taxed as a REIT commencing in 2011, is owned 52% by the Company, 24% by an affiliate of the mezzanine loan lender, and 24% by the Company’s former lenders under its senior credit facility. In addition, CT Legacy REIT issued a subordinate class of common stock to the Company’s former junior subordinated noteholders. The Company manages CT Legacy REIT as a liquidating portfolio.

•	Adjusted Operating Results:
•
CT Legacy REIT’s adjusted net loss of $14.7 million for the quarter was primarily driven by (i) $9.4 million of provisions for loan losses, (ii) a $4.4 million non-cash charge to interest expense related to discount recognition on the partial repayment of its mezzanine loan, and (iii) $1.9 million of preferred dividends. CT Legacy REIT’s cash-basis net income was $1.2 million for the quarter.

•	Assets:
•	Cash of $10.2 million as of June 30, 2011.

•	20 loans with a principal balance of $434.1 million, adjusted book balance of $279.3 million, and fair value of $248.3 million
•	Collected $206.6 million on 11 loans representing a 99% recovery of par in the aggregate (41.5% of the net book value of the portfolio as of March 31, 2011)

•	$9.4 million of new impairments recorded during the quarter (total impairments in the portfolio of $154.8 million against seven loans)
•	14 securities with a principal balance of $144.4 million, adjusted book balance of $30.7 million, and fair value (excluding CDO residual interests) of $3.8 million.
•	No new credit impairments recorded during the quarter (total credit impairments in the portfolio of $110.9 million against nine securities)
•	Liabilities:
•
Repayment of $185.4 million of repurchase obligations (60.8% of their post-restructuring balance), including the full repayment and termination of the Morgan Stanley and Citigroup facilities and a release of their remaining collateral. The only remaining repurchase obligation is a $119.3 million facility with JP Morgan.

•	Interest rate LIBOR+2.50%

•	Matures December 15, 2014

•	Subject to predetermined pay down hurdles and rate increases
•	$20.0 million paydown of the mezzanine loan, a 24% reduction from the original balance at March 31, 2011 for a remaining balance of $63.0 million.
•	15.0% interest rate (8.0% paid current, 7.0% deferred)

•	Matures on March 31, 2016

Investment Management
All of the Company’s investment management activities are conducted through its wholly-owned, investment management subsidiary, CT Investment Management Co., LLC (“CTIMCO”). CTIMCO is headquartered in New York, employs all 29 of the Company’s employees, and is operated as a taxable subsidiary of the Company. Since its inception, CTIMCO has originated over $11.8 billion of commercial real estate debt and related investments and has raised over $3.5 billion of private equity capital, as well as over $10 billion of public and private debt capital. CTIMCO currently manages in excess of $5 billion of assets including its public company parent, CT Legacy REIT, five commercial real estate CDOs, three private equity funds and one separate account. In addition, CTIMCO is an approved special servicer by all three rating agencies and is the named special servicer on $2.6 billion of loans.
•	CTIMCO is currently investing CT Opportunity Partners I, a fund with $540 million of total equity commitments of which $313 million remains undrawn.
•	CTIMCO manages three other funds with total original equity commitments of $1.4 billion and total investments of $1.0 billion.
•	During the quarter, CTIMCO originated four new investments, $180.7 million in the aggregate, for its investment management vehicles.
Adjusted Balance Sheet and Operating Results
The consolidated financial statements of the Company include 10 consolidated securitization vehicles which are all non-recourse, as well as assets and liabilities related to loan participations sold which did not qualify as sales under accounting principles generally accepted in the United States (“GAAP”). This has resulted in a presentation of gross assets and liabilities, provisions/impairments, and operations being recorded in excess of the Company’s economic interests in such entities.
The Company’s adjusted balance sheet and operating results (i) eliminate loan participations sold, and (ii) deconsolidate securitization vehicles which are presented gross in accordance with GAAP, and show instead the Company’s cash investment in these non-recourse entities, adjusted for losses expected or incurred, and the cash income earned thereon. Due to the non-recourse nature of these entities, the Company’s investment amount as well as its income from these entities cannot be less than zero on a cash basis. In addition, non-cash interest expense recognized due to interest rate swaps no longer designated as cash flow hedges is eliminated.
Also, the adjusted balance sheet and operating results separately show the Company’s financial position and operations from those of CT Legacy REIT.
The Company’s adjusted balance sheet is not an alternative or substitute for its consolidated balance sheet prepared in accordance with GAAP as a measure of its financial position, and the Company’s adjusted operating results are not an alternative or substitute for net income reported in accordance with GAAP as a measure of the Company’s performance. Rather, the Company believes that its adjusted balance sheet and operating results provide meaningful information to consider, in addition to its consolidated balance sheet and statement of operations prepared in accordance with GAAP, because these measures help the Company evaluate its financial position and performance without the effects of certain transactions and GAAP adjustments that are not necessarily indicative of the Company’s current investment portfolio, capitalization, or shareholders’ equity.
The Company’s adjusted balance sheet should not be viewed as an alternative measure of shareholders’ equity. Similarly, adjusted earnings should not be viewed as an alternative measure of either the Company’s operating liquidity or funds available for its cash needs. In addition, the Company may not prepare its adjusted balance sheet or adjusted earnings in the same manner as other companies that use similarly titled measures.

Adjusted Balance Sheet as of June 30, 2011 (in thousands, except per share data)

			Adjusted Balance Sheet
	Consolidated GAAP	Adjustments	CT Legacy	Capital
	Capital Trust, Inc.	(1)(2)(3)	REIT	Trust, Inc.
Assets

Cash and cash equivalents	$28,430	$—	$—	$28,430
Loans receivable, net	28,660	(28,660)	—	—
Equity investments in unconsolidated subsidiaries	9,851	—	—	9,851
Investment in CT Legacy REIT	—	65,579	—	65,579
Deferred income taxes	1,597	—	—	1,597
Prepaid expenses and other assets	1,985	625	—	2,610

Subtotal	70,523	37,544	—	108,067

Assets of Consolidated VIEs
CT Legacy REIT, Excluding Securitization Vehicles
Restricted cash	10,225	—	10,225	—
Securities held-to-maturity	3,664	26,999	30,663	—
Loans receivable, net	247,190	—	247,190	—
Loans held-for-sale, net	32,107	—	32,107	—
Accrued interest receivable and other assets	5,995	—	5,995	—

Subtotal	299,181	26,999	326,180	—

Assets of consolidated securitization vehicles	1,995,696	(1,995,696)	—	—

Total/adjusted assets	$2,365,400	($1,931,153)	$326,180	$108,067

Liabilities & Shareholders’ Equity
Accounts payable and accrued expenses	$8,618	$—	$—	$8,618
Secured notes	7,529	—	—	7,529
Participations sold	28,660	(28,660)	—	—

Subtotal	44,807	(28,660)	—	16,147

Non-Recourse Liabilities of Consolidated VIEs
CT Legacy REIT, Excluding Securitization Vehicles
Accounts payable and accrued expenses	760	625	1,385	—
Repurchase obligations	119,343	—	119,343	—
Mezzanine loan, net of unamortized discount	51,631	—	51,631	—
Participations sold	97,465	(97,465)	—	—
Interest rate hedge liabilities	8,288	—	8,288	—

Subtotal	277,487	(96,840)	180,647	—

Liabilities of consolidated securitization vehicles	2,159,276	(2,159,276)	—	—

Total/adjusted liabilities	2,481,570	(2,284,776)	180,647	16,147

Total/adjusted equity	(110,947)	348,400	145,533	91,920

Noncontrolling interests	(5,223)	5,223	—	—

Total/adjusted liabilities and shareholders’ equity	$2,365,400	($1,931,153)	$326,180	$108,067

Capital Trust, Inc. book value/adjusted book value per share:

Basic	($4.88)	$ 4.04
Diluted	($4.88)	$ 3.73

(1)
All securitization vehicles have been deconsolidated and reported at their cash investment amount, adjusted for current losses relative to the Company’s equity investment in each vehicle. Due to the non-recourse nature of these entities, the Company’s investment cannot be less than zero on a cash basis. See note 11 to the Company’s consolidated financial statements for discussion of consolidated securitization vehicles.

(2)
Loan participations which have been sold to third-parties, and did not qualify for sale accounting, have been eliminated. See Note 8 to the Company’s consolidated financial statements for discussion of loan participations sold.

(3)
Non-cash interest expense recognized due to interest rate swaps no longer designated as cash flow hedges has been eliminated. See Note 10 to the Company’s consolidated financial statements for discussion of interest rate swaps not designated as hedging instruments.

Adjusted Income Statement for the Six Months Ended June 30, 2011
(in thousands, except per share data)

			Adjusted Income Sheet
	Consolidated GAAP	Adjustments	CT Legacy	Capital
	Capital Trust, Inc.	(1)(2)(3)	REIT	Trust, Inc.

Income from loans and other investments:
Interest and related income	$69,545	($53,250)	$7,541	$8,754
Less: Interest and related expenses	58,543	(44,275)	10,261	4,007

Income from loans and other investments, net	11,002	(8,975)	(2,720)	4,747

Other revenues:
Management fees from affiliates	3,174	—	—	3,174
Servicing fees	748	434	—	1,182

Total other revenues	3,922	434	—	4,356

Other expenses:
General and administrative	14,928	(323)	1,828	12,777

Total other expenses	14,928	(323)	1,828	12,777

Total other-than-temporary impairments on securities	(4,933)	4,920	—	(13)
Portion of other-than-temporary impairments on securities recognized in other comprehensive income	(3,271)	1,631	—	(1,640)

Net impairments recognized in earnings	(8,204)	6,551	—	(1,653)

Recovery of (provision for) loan losses	17,249	(18,769)	(9,434)	7,914
Valuation allowance on loans held-for-sale	(224)	—	(224)	—
Gain on extinguishment of debt	250,976	(76,130)	—	174,846
Income from equity investments	1,797	—	—	1,797
Loss from CT Legacy REIT	—	—	—	(6,690)
Intercompany dividends	—	—	(1,896)	1,896

Income (loss)/adjusted income (loss) before income taxes	261,590	(96,566)	(16,102)	174,436

Income tax provision	1,450	—	—	1,450

Net income (loss)/adjusted net income (loss) before noncontrolling interests	260,140	(96,566)	(16,102)	172,986

Less: Net income attributable to noncontrolling interests	(7,400)	7,400	—	—

Net income (loss)/adjusted net income (loss)	$252,740	($89,166)	($16,102)	$172,986

Earnings/adjusted earnings per share:

Basic	$11.19	$ 7.66
Diluted	$10.52	$ 7.20

(1)
All securitization vehicles have been deconsolidated; adjusted balances include only cash income received from such vehicles. Due to the non-recourse nature of these entities, the Company’s net income from such entities cannot be less than zero on a cash basis. See note 11 to the Company’s consolidated financial statements for discussion of consolidated securitization vehicles.

(2)
Loan participations which have been sold to third-parties, which did not qualify for sale accounting, have been eliminated. See Note 8 to the Company’s consolidated financial statements for discussion of loan participations sold.

(3)
Non-cash interest expense recognized due to interest rate swaps no longer designated as cash flow hedges has been eliminated. See Note 10 to the Company’s consolidated financial statements for discussion of interest rate swaps not designated as hedging instruments.

Adjusted Income Statement for the Three Months Ended June 30, 2011 (in thousands, except per share data)

			Adjusted Income Sheet
	Consolidated GAAP	Adjustments	CT Legacy	Capital
	Capital Trust, Inc.	(1)(2)(3)	REIT	Trust, Inc.

Income from loans and other investments:
Interest and related income	$32,554	($25,013)	$7,541	$—
Less: Interest and related expenses	32,296	(21,969)	10,187	140

Income from loans and other investments, net	258	(3,044)	(2,646)	(140)

Other revenues:
Management fees from affiliates	1,595	—	—	1,595
Servicing fees	438	211	—	649

Total other revenues	2,033	211	—	2,244

Other expenses:
General and administrative	4,649	(53)	518	4,078

Total other expenses	4,649	(53)	518	4,078

Total other-than-temporary impairments on
securities	—	—	—	—
Portion of other-than-temporary impairments on securities recognized in other comprehensive income	—	—	—	—

Net impairments recognized in earnings	—	—	—	—

Recovery of (provision for) loan losses	8,088	(17,522)	(9,434)	—
Valuation allowance on loans held-for-sale	(224)	—	(224)	—
Gain on extinguishment of debt	937	(937)	—	—
Income from equity investments	842	—	—	842
Loss from CT Legacy REIT	—	—	—	(5,975)
Intercompany dividends	—	—	(1,896)	1,896

Income (loss)/adjusted income (loss) before income taxes	7,285	(21,239)	(14,718)	(5,211)

Income tax provision	1,061	—	—	1,061

Net income (loss)/adjusted net income (loss) before noncontrolling interests	6,224	(21,239)	(14,718)	(6,272)

Less: Net income attributable to noncontrolling interests	(8,069)	8,069	—	—

Net income (loss)/adjusted net income (loss)	($1,845)	($13,170)	($14,718)	($6,272)

Earnings/adjusted earnings per share:

Basic	($0.08)	($ 0.28)
Diluted	($0.08)	($ 0.28)

(1)
All securitization vehicles have been deconsolidated; adjusted balances include only cash income received from such vehicles. Due to the non-recourse nature of these entities, the Company’s net income from such entities cannot be less than zero on a cash basis. See note 11 to the Company’s consolidated financial statements for discussion of consolidated securitization vehicles.

(2)
Loan participations which have been sold to third-parties, which did not qualify for sale accounting, have been eliminated. See Note 8 to the Company’s consolidated financial statements for discussion of loan participations sold.

(3)
Non-cash interest expense recognized due to interest rate swaps no longer designated as cash flow hedges has been eliminated. See Note 10 to the Company’s consolidated financial statements for discussion of interest rate swaps not designated as hedging instruments.

******
The Company will conduct a management conference call at 10:00 a.m. Eastern Time on Thursday, August 4, 2011 to discuss second quarter 2011 results. Interested parties can access the call toll free by dialing (800) 862-9098 or 785-424-1051 for international participants. The conference ID is “CAPITAL.” A recorded replay will be available from noon on Thursday, August 4, 2011 through midnight on Thursday, August 18, 2011. The replay call number is (800) 723-2156 or (402) 220-2660 for international callers.
Forward-Looking Statements
This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to future financial results and business prospects. The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, the continued credit performance and recovery from the Company’s retained balance sheet and transferred legacy assets, the success of the Company’s efforts to raise additional capital and re-commence balance sheet investment activity, its asset/liability mix, the effectiveness of the Company’s hedging strategy and the rate of repayment of the Company’s portfolio assets and the impact of these events, conditions and uncertainties on the Company’s cash flow, as well as other risks indicated from time to time in the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.
About Capital Trust
Capital Trust, Inc. is a fully integrated, self-managed real estate finance and investment management company that specializes in credit sensitive structured financial products. To date, the Company’s investment programs have focused primarily on loans and securities backed by commercial real estate assets, investing both for its balance sheet and for third party vehicles. Capital Trust is a real estate investment trust traded on the New York Stock Exchange under the symbol “CT.” The Company is headquartered in New York City.